EXHIBIT 16(i)



PEGASUS MANAGED ASSET GROWTH FUND
TOTL RETURN CALCULATIONS
EXAMPLE


T=(ERV/P)-1                             T = TOTAL RETURN

SALES LOAD: 5.00%                       ERV = REDEEMABLE VALUE AT THE END OF THE
                                        PERIOD OF A HYPOTHETICAL $1,000
                                        INVESTMENT MADE AT THE BEGINNING OF THE
                                        PERIOD.

                                        P = INITIAL INVESTMENT OF $1,000.

                                       CLASS A
                                    TOTAL RETURN
                                    ------------

SINCE INCEPTION: (12/17 TO 3/31)       -5.03%       T=(949.923/1000)-1

YEAR TO DATE: (12/31/ TO 3/31)         -5.50%       T=(945.013/1000)-1

QUARTERLY: (12/31/ TO 3/31)            -5.50%       T=(945.013/1000)-1


                                       CLASS B
CDSC OF 5.00%                       TOTAL RETURN
                                    ------------


SINCE INCEPTION: (12/17 TO 3/31)      -6.63%

YEAR TO DATE: (12/31/ TO 3/31)        -5.80%

QUARTERLY: (12/31/ TO 3/31)           -5.80%


                                      CLASS I
                                    TOTAL RETURN
                                    ------------


SINCE INCEPTION: (12/17 TO 3/31)      -0.39%

YEAR TO DATE: (12/31/ TO 3/31)        -0.60%

QUARTERLY: (12/31/ TO 3/31)           -0.60%